Employment Agreement                         September 11, 1997


                     Employment Agreement 7 January 1, 1999
                              EMPLOYMENT AGREEMENT



         THIS AGREEMENT is made and shall be effective as of the 1st day of January, 1999 by and between BONNEVILLE PACIFIC SERVICES COMPANY, INC., an Idaho corporation (the "Employer") and TODD L. WITWER, an individual and resident of the State of Utah (the "Employee").

                                    RECITALS:

     A. The Employer is engaged in the business of developing, constructing, operating and servicing electrical energy facilities.

     B. The Employee has, for some time, served as the President for the Employer.

     C. The Employer desires to employ the Employee to serve as the President for the Employer, and the Employee is willing to serve the Employer in that capacity.

     D. The Employer and the Employee have agreed to enter into this Agreement in order to set forth the terms and conditions upon which the Employee will serve as the President for the Employer

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and promises contained herein, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Employment. The Employer hereby employs the Employee and the Employee hereby accepts employment with the Employer as the President for Bonneville Pacific Services Company, Inc.

         2.       Term.

     (a) The initial Term ("Initial Term") of this Agreement shall be for a period of two (2) years, commencing January 1, 1999, subject to the termination provisions contained herein. This Agreement shall automatically renew for additional one (1) year Terms ("Extended Terms") unless terminated by either the Employer or the Employee in accordance with this Agreement.

     (b) It is specifically agreed that, notwithstanding any provision of this Agreement to the contrary, the obligations imposed upon the Employee by paragraph 14 hereof shall survive the termination or expiration of this Agreement, or the termination of the Employee's employment with the Employer,
whether   voluntary  or   otherwise.

     (c) It is specifically agreed that notwithstanding any provision of this Agreement to the contrary, the obligations imposed upon the Employer by paragraph 5 and 10 hereof shall survive the termination of this Agreement, or the termination of the Employee's employment with the Employer, whether voluntary or otherwise.

         3. Compensation. For all services as President which are rendered by the Employee to the Employer pursuant to this Agreement, the Employer shall pay to the Employee an annual salary of $125,008.00 payable in accordance with the normal salary practices of the Employer. The annual salary of the Employee may be increased and bonuses may be paid, at the discretion of the Board of Directors of the Employer, or by the action of an appropriate Committee of the Board of Directors.

         4. Duties. The Employee shall have such duties and responsibilities as are normally associated with his position, together with such specific duties as shall be determined from time to time by the President or Board of Directors of the Employer.

         5. Indemnification. The Employer hereby agrees to indemnify the Employee to the maximum extent provided in the currently existing Articles and Bylaws of Bonneville Pacific Corporation (the "Parent Company") in effect at the time of the execution of this Agreement.

         6. Extent of Services. During the entire term of this Agreement, the Employee shall devote substantially his entire time, attention and energy to the business of the Employer during regular business hours; provided, however, that nothing herein shall prevent Employee from entering into business ventures which do not interfere with his duties to the Employer and any business venture in related fields which are not in competition with the Employer, and any business venture in related fields which are in competition with the Employer, as long as such competitive business ventures in related fields have been approved by the Employer, such approval to not be unreasonably withheld. Nothing in this paragraph shall be construed to limit the Employee's investment in any publicly traded stock or commonly available investment vehicles including bonds, mutual funds and other similar investments.

         7. Employee Benefits. The Employer shall provide the Employee, during the entire term of this Agreement, with the opportunity to participate in any health and medical insurance plans provided by the Employer to other employees. Additionally, during the term hereof, the Employee shall be entitled to participate in all other benefit programs, which the Employer may establish and maintain for the benefit of its employees generally. During the entire term of this Agreement, the levels and type of benefits provided shall be at least at the level in existence at the time of the execution of this Agreement.

         8. Death During Employment. If the Employee dies during the term of this Agreement, the Employer shall promptly pay to the estate of the Employee compensation as described under paragraph 10(e) hereof. Such payment shall be designated as a "Survivor's Allowance".

         9.       Termination.

     (a) Termination for Cause. "Termination for Cause" shall mean termination by Employer of Employee's employment by the Employer for reason of willful unlawful or illegal acts by the Employee which has resulted in material injury to the Employer. The Employer may terminate the Employee's employment under this Agreement, with good cause, at any time upon written notice to the Employee.

     (b) Termination Without Cause. "Termination Without Cause" shall mean any termination of Employee's employment by Employer other than For Cause or by reason of death. The Employer, with Board approval, may terminate the Employee's employment under this Agreement at any time, without cause, upon sixty (60) days written notice to the Employee of the effective date of such termination.

     (c) Voluntary Termination. "Voluntary Termination" shall mean termination by Employee of Employee's employment by Employer other than (i) as a result of a "Change in Control" as described in Section 11, (ii) as a result of a "Deemed Termination of Employment" as described in Section 12, or (iii) as the result of termination by reason of Employee's death as described in Section 8. The Employee may terminate his employment under this Agreement, for any reason upon sixty (60) days written notice to the Employer.

     (d) Change of Control or Deemed Termination. In the event of a Change of Control event as defined in Section 11 of this Agreement or a Deemed Termination as defined in Section 12 of this Agreement, the Employee may terminate his employment under this Agreement, for any reason, upon thirty (30) days written notice to the Employer..

         10.      Compensation Upon Termination or Death.

     (a) Termination for Cause. Upon Termination for Cause, the Employer shall promptly pay Employee all accrued compensation (including accrued vacation pay) and benefits as of the date of Termination for Cause and all accrued expenses which are unpaid at the date of Termination for Cause. Any amounts paid to Employee pursuant to this paragraph shall be subject to any applicable federal, state and local income tax withholding.

     (b) Termination Without Cause. Upon Termination Without Cause, the Employer shall promptly pay Employee all accrued compensation (including accrued vacation pay) and benefits as of the effective date of Termination Without Cause and all accrued expenses which are unpaid at the effective date of Termination Without Cause. Additionally, the Employer shall pay to the Employee, a lump sum on the first regularly scheduled payday of the Employer which follows the effective date of such termination, an amount equal to two (2) times the average of the sum of amounts paid to the Employee for salary, bonus, including any amount received as a Plan Confirmation Bonus and profit sharing for the five fiscal years immediately preceding the effective date of the Termination Without Cause. Any amounts paid to Employee pursuant to this paragraph shall be subject to any applicable federal, state and local income tax withholding.

     (c) Deemed Termination of Employment. In the event there is a "Deemed Termination" of employment as described in Section 12 of this Agreement, the Employer shall pay to the Employee the same compensation which Employee would be entitled if the termination would have been a Termination Without Cause under
Section 10(b) above.

     (d) Change of Control. In the event there is a "Change of Control Event" as described in Section 11 of this Agreement, the Employer shall promptly pay to the Employee, a lump sum on the first regularly scheduled payday of the Employer which follows the effective date of such termination, an amount equal to two (2) times the average of the sum of amounts paid to the Employee for salary, bonus, including any amount received as Plan Confirmation Bonus, and profit sharing for the five fiscal years immediately preceding the effective date of the Termination Without Cause. Any amounts paid to Employee pursuant to this paragraph shall be subject to any applicable federal, state and local income tax withholding.

     (e) Death. In the event of Employee's death during the term of this Agreement, the Employer shall promptly pay to the Employee's beneficiaries, all accrued compensation (including accrued vacation pay) and benefits as of the date of death and all accrued expenses which are unpaid at the date of death, together with an additional amount equal to one year's salary.

     (f) Voluntary Termination. In the event of a Voluntary Termination, Employer shall pay to Employee all accrued compensation (including accrued vacation pay) and benefits as of the date of Voluntary Termination and all accrued expenses which are unpaid at the date of Voluntary Termination.

         11. Definition of Change in Control. For purposes of this Agreement, a "change in control" will be deemed to have occurred on the first to occur of any of the following events:

     (a) As a result of a cash tender offer, stock exchange offer or other takeover device, any person, as that term is used in Section 13(d) and 14(b)(2) of the Securities Exchange Act of 1934, is or becomes a beneficial owner, directly or indirectly, of stock of Employer or stock of Parent Company representing thirty percent (30%) or more of the total voting power of Employer's then outstanding securities;

     (b) Any material realignment of the Board of Directors of Employer, or Parent Company, or change in officers of Employer, or Parent Company, resulting from a concerted shareholder action, including without limitation a proxy fight, voting trusts or pooling arrangements;

     (c) Any merger, consolidation or other reorganization of Employer, or Parent Company, with any entity, other than its affiliates, whereby Employer, or Parent Company, is not the surviving entity or the shareholders of Employer otherwise fail to retain substantially the same direct or indirect ownership in Employer or its affiliates immediately after any such merger, consolidation or reorganization.

     12. Deemed Termination of Employment. Employee shall be entitled to receive the payment described in paragraph 10(b) above if any of the following occur during the term of this Agreement:

     (a) Employee is removed or released from any of his material titles, positions or offices under this agreement, or Employee's duties and responsibilities in such titles, positions or offices are materially changed;

     (b) Employee's base salary is reduced; (c) Employee is removed from participation in any of Employer's bonus or profit sharing programs, or any bonus or profit sharing programs in which Employee was entitled to participate immediately prior to the change; or (d) Employee's office is based more than 50 miles from the location of the principal office at which Employee was based immediately prior to the change.

     13. Covenant Not to Compete. During the entire period that the Employee remains employed by the Employer pursuant to this Agreement, up to the effective date of termination, the Employee shall not engage either directly or indirectly in any activity or business, whether as an officer, director, sole proprietor, employee, partner, majority shareholder, consultant or adviser, which is in direct competition with any business engaged in by the Employer, except as otherwise approved by the Employer.

     14. Confidentiality. The business plans, marketing plans, development plans, acquisition plans, construction plans, and financial data (the "Confidential Information") of the Employer are, and shall remain, the valuable, special, unique and proprietary assets of the Employer, access to and knowledge of which are essential to the performance by the Employee of his duties under this Agreement. The Employee shall not, during the term of this Agreement, except as is necessary to promote the business of the Employer, or after the term of his employment hereunder disclose the Confidential Information, in whole or in part, to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, nor shall the Employee make use of the Confidential Information for the benefit of any person, firm, corporation or other entity (except the Employer) under any circumstances during or after the term of his employment. Upon the termination of this employment pursuant to this Agreement, the Employee shall promptly return to the Employer any originals and all copies of any Confidential Information which are in his possession. All information shall cease to be Confidential Information at such time as it enters the public domain, other than through the breach by the Employee of his obligations under this paragraph 14.

     15. Default. Should default occur in the performance of any of the obligations set forth in this Agreement, the non-defaulting party shall be entitled to obtain an injunction compelling the cure of such default and the specific performance of the obligations of this Agreement in addition to any action for damage or other relief which may be available to the non-defaulting party. The defaulting party shall, in addition to any damages which may result from said default, pay to the non-defaulting party the costs, including reasonable attorney's fees, incurred by the non-defaulting party in curing such default or in enforcing the terms and conditions of this Agreement. If a bond is required by the Court, the parties agree that a bond in the amount of $500.00 shall suffice. The Employee understands and agrees that the Employer shall suffer irreparable harm in the event that the Employee breaches any of the Employee's obligations under this Agreement and that monetary damages shall be inadequate to compensate the Employer for such breach.

     16. Entire Agreement. This Agreement supersedes any prior understandings or agreements, whether written or oral, between the parties hereto in regard to the subject matter hereof and contains the entire agreement between the parties in that regard. This Agreement may not be changed or modified orally, but only by an agreement, in writing, signed by both of the parties.

     17. Notices. Any notice which is required or permitted to be given to either party to this Agreement shall be deemed to have been given only if such notice is reduced to writing and delivered, by United States mail, with postage prepaid and return receipt requested, to the appropriate party as set forth below:

              Employer:             Bonneville Pacific Services Co., Inc.
                                    50 West 300 South, Suite 300
                                    Salt Lake City, Utah 84101
                                    Attn:  Chairman


              Employee:             Todd L. Witwer
                                    11991 S. Nicklaus Road
                                    Sandy, Utah   84092

     Either party may change his address by giving notice of the change in the manner set forth above. Any notice given shall be deemed delivered upon its receipt in the United States mail.

     18. Arbitration of Disputes. Any controversy, dispute or claim arising out of or relating to this Agreement, or the breach thereof, which cannot be resolved amicably by the parties shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, except in cases where immediate action is required whether or not arbitration has been requested or is in process, nothing herein shall prevent any party from pursuing equitable remedies, including interim relief, in any court of competent jurisdiction, and except as may be unanimously otherwise agreed by the parties.

     In the event of arbitration, the cost of arbitration, including all reasonable attorney's fees and costs, incurred by the successful party shall be borne by the unsuccessful party unless otherwise ordered by arbitration.

     19. Savings Clause. Should any part of a provision of this Agreement be rendered or declared invalid by reason of any state or federal law, or by decree of any court of competent jurisdiction, such invalidation of said part or provision of this Agreement shall not invalidate the remaining portions hereof, and the remaining parts and provisions of this Agreement shall remain in full force and effect. 20. Governing Law. The parties specifically agree that this Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah, without giving effect to the choice of law rules thereof.

     IN WITNESS WHEREOF the parties hereto have executed this Employment Agreement as of the date first herein written.

         EMPLOYER
                                 BONNEVILLE PACIFIC SERVICES COMPANY, INC.



                                 By: /s/ Clark M. Mower
                                 ---------------------------------
                                 CLARK M. MOWER
                                 Chairman

         EMPLOYEE

                                 /s/ Todd L. Witwer
                                 ---------------------------------
                                 TODD L. WITWER